Exhibit 10.11

ASSIGNMENT OF RIGHTS/LICENSE AGREEMENT
NIH Sponsored Invention

This Agreement, effective this 4th day of February 2002, is between the Johns Hopkins University, a corporation of the State of Maryland, having a principle place of business at 720 Rutland Avenue, Baltimore, Maryland 21205 (hereinafter referred to as “JHU”) and F. Nicholas Franano, an individual, residing at 1010 W. 69th Terrace, Kansas City, MO 64113 (hereinafter referred to as “FRANANO”).

WITNESSETH:

WHEREAS, a valuable invention entitled “Local, Transcatheter Delivery of Proteases to Reopen Obstructed Biological Conduits” JHU Ref. No. DM-3578 (hereinafter Invention) was developed during the course of research conducted by FRANANO, and is disclosed and/or claimed in U.S. Provisional Patent Application Serial No. 60,155,938 filed on September 24, 1999, U.S. Patent Application Serial No 09,669,051 filed on September 24, 2000 and International PCT Application Serial No. PCT/US00/26237 filed on September 24, 2000 (hereinafter Patent Rights); and

WHEREAS, JHU has acquired through assignment all rights to all JHU inventors’ interest said valuable Invention; and

WHEREAS, JHU has determined that commercialization of said invention is best served by releasing title back to FRANANO; and

WHEREAS, FRANANO desires to obtain all rights in said invention to pursue commercialization throughout the world;

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

GRANTS

1.1                               JHU hereby assigns all of its intellectual property rights in the Invention to FRANANO, subject to the terms of this agreement and JHU’s receipt of any payments as provided for below; the rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620; and subject to the approval of the U.S. government under 37 CFR 401.9. This assignment is contingent upon the accuracy of the Report of Invention provided to the Office of Technology Licensing (including, but not limited to, information relating to inventorship and sponsorship).

1.2                               The assignment of Paragraph 1.1 may be licensed or assigned to third parties, provided that such license or assignment is consistent with the terms of this Agreement.

1.3                               JHU shall have the right to review and approve any pertinent provisions of any license agreement for or assignment of the Invention contemplated by FRANANO for the purpose of ensuring that JHU is sufficiently protected under appropriate warranty, representation, indemnification, product liability and use-of-name provisions to be included in such a license agreement or assignment.

1.4                               FRANANO hereby grants JHU a paid-up, royalty-free, non-exclusive license to use all intellectual property rights in the Invention for its and The Johns Hopkins Health Systems’ nonprofit purposes, including the ability to distribute any biological material covered under Patent Rights for nonprofit academic research use as is customary in the scientific community.

ARTICLE 2
PATENT MATTERS

2.1                               As applicable, FRANANO agrees to record corrected assignments of Patent Rights at the U.S. Patent and Trademark Office and patent offices within other countries within sixty (60) days of the date of execution of this Agreement.

2.2                               FRANANO agrees to reimburse JHU eleven thousand twenty eight dollars ($11,028) in four (4) equal payments of two thousand seven hundred fifty seven dollars ($2757). The first payment shall be due upon execution of this Agreement; the second, third and fourth payments shall be due on or before the first, second and third anniversaries respectively.

2.3                               FRANANO acknowledges that any future costs regarding patent matters, including but not limited to, costs related to prosecution, maintenance and infringement, are solely the responsibility of FRANANO.

ARTICLE 3
REPRESENTATIONS

3.1                               Representations by JHU. JHU warrants that it has good and marketable title to its interest in the Invention, with the exception of certain retained rights of the United States government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH, FRANANO AGREES AND SHALL CAUSE EACH LICENSEE,

SUBLICENSEE AND ASSIGNEE TO AGREE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF THE INVENTION INCLUDING ITS SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO THE INVENTION LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE INVENTION LICENSED UNDER THIS AGREEMENT. FRANANO AND ANY LICENSEE, SUBLICENSEE AND ASSIGNEE ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE (WHICH IS AN INVENTION AS DEFINED IN THIS AGREEMENT) MANUFACTURED, USED, OR SOLD, BY FRANANO, ANY LICENSEE, SUBLICENSEE, OR ASSIGNEE.

ARTICLE 4
INDEMNIFICATION

4.1                               JHU and the Inventors will not, under the provisions of this Agreement or otherwise, have control over the manner in which FRANANO or those operating on FRANANO’s account, practice the Invention. Therefore, only as to the such practice of the invention by Franano or those operating on his behalf or on his account, FRANANO shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of FRANANO’s said practice, whether or not JHU or Inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the Invention by any licensee, assignee an agent or a third party who acquires rights from FRANANO, shall be considered FRANANO’s practice of the Invention for purposes of this Paragraph. The obligation of FRANANO to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement.

ARTICLE 5
MISCELLANEOUS

5.1                               FRANANO agrees to honor all obligations imposed by all sponsor(s) of research under which Invention was made, including, but not limited to, the obligations to the U.S. federal government under 37 CFR 401.9 regarding patent protection, commercialization, etc.

5.2                               FRANANO acknowledges that any further development of the Invention using JHU resources or through his/her/their role as a JHU employee(s), shall be subject to JHU’s Intellectual Property Policy and shall be reported to the School of Medicine’s Office of Technology Licensing and assigned to JHU.

5.3                               FRANANO and any licensee, sublicensee or assignee shall not use the name of The Johns Hopkins University or The Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU. FRANANO, licensee, sublicensee and assignee shall allow at least seven (7) business days notice of any proposed public disclosure for JHU’s review and comment or to provide written consent.

5.4                               Prior to initial human testing or first commercial sale of any Invention in any particular country, FRANANO shall establish and maintain, in each country in which FRANANO, each licensee, sublicensee and assignee shall test or sell an Invention, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing an Invention and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, FRANANO will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in FRANANO’s said insurance policies. If such Product Liability insurance is underwritten on a ‘claims made’ basis, FRANANO agrees that any change in underwriters during the term of this Agreement will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the term of this Agreement.

5.5                               Upon commercialization, FRANANO agrees to remit to JHU two and one half percent (2.5%) of any revenues from net sales received by FRANANO. Such revenues are to include, but not be limited to, royalties, licensing fees and other cash or equity received by FRANANO. Net sales shall mean gross sales revenues and fees billed by FRANANO and any licensee, sublicensee or assignee from the sale of any product covered by the patent applications set forth above less trade discounts allowed, refunds, returns and recalls, and sales taxes. Net sales shall not include any amounts specifically designated by a licensee, sublincensee or assignee as a reimbursement of patent costs or costs associated with regulatory approval.

IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY		F. NICHOLAS FRANANO, M.D.

By	/s/ William P. Tew	By	/s/ F. Nicholas Franano
William P. Tew, Ph.D.,
Assistant Dean and Executive Director
Licensing and Business Development
School of Medicine

Date:	March 28, 2002	Date:	03/15/2002